UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015
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Phillips Edison Grocery Center REIT II, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Central Valley Marketplace
On June 29, 2015, Phillips Edison Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 81,897 rentable square feet located on approximately 7.7 acres of land in Ceres, California (“Central Valley Marketplace”) for approximately $21.0 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Central Valley Marketplace was purchased from Palo Alto Bayshore Investors, LLC, a California limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.
At the time of acquisition, Central Valley Marketplace was 100% leased to 15 tenants. Food 4 Less, a market-leading grocery store chain, occupies 59,809 rentable square feet at Central Valley Marketplace. Based on the current condition of Central Valley Marketplace, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Central Valley Marketplace is adequately insured.
Crossroads Towne Center
On June 30, 2015, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 102,275 rentable square feet located on approximately 9.6 acres of land in Howell, Michigan (“Crossroads Towne Center”) for approximately $8.0 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Crossroads Towne Center was purchased from Viking Partners CTC, LLC, an Ohio limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.
At the time of acquisition, Crossroads Towne Center was 88.5% leased to 18 tenants. Kroger, a national market-leading grocery store chain, occupies 58,830 rentable square feet at Crossroads Towne Center. Based on the current condition of Crossroads Towne Center, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Crossroads Towne Center is adequately insured.
Highlands Plaza
On July 1, 2015, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 112,869 rentable square feet located on approximately 16.0 acres of land in Easton, Massachusetts (“Highlands Plaza”) for approximately $22.5 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Highlands Plaza was purchased from Highlands Plaza, LLC, a Delaware limited liability company, and Highlands Plaza II, LLC, a Delaware limited liability company, which are not affiliated with the Company, its advisor or its sub-advisor.
At the time of acquisition, Highlands Plaza was 92.2% leased to ten tenants. Hannaford, a market-leading grocery store chain, occupies 56,519 rentable square feet at Highlands Plaza. Based on the current condition of Highlands Plaza, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Highlands Plaza is adequately insured.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Date: July 6, 2015	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer